                                   AGREEMENT
                                   ---------

     This Agreement is made by and between Roche Molecular Systems, Inc. ("Roche"), a Delaware corporation, and Myriad Genetics, Inc. ("MGI"), Salt Lake City, Utah, hereafter collectively refereed to as "The Parties".

                                   BACKGROUND
                                   ----------

A. Roche has the right to grant immunities from suit under certain United States Patents describing and claiming, inter alia a gene amplification process
                                        ----- ----
known as the polymerase chain reaction ("PCR") technology.

B. MGI has attained substantial expertise in validating, documenting and performing sophisticated diagnostic procedures.

C. MGI desires to obtain an immunity from suit from Roche to practice PCR Technology to perform human in vitro clinical laboratory services, and Roche is
                            -- -----
willing to grant such an immunity, on the terms and subject to the conditions provided exclusively in this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Roche and MGI agree as follows:

     1.   Definitions
          -----------

          For the purpose of this Agreement, and solely for that purpose, the terms set forth hereinafter shall be defined as follows:

          1.1 The term "Affiliate" of a designated party to this Agreement shall mean:

                a) an organization of which fifty percent (50%) or more of the voting stock is controlled or owned directly or indirectly by either party to this Agreement;

                b) an organization which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of either party to this Agreement;

                c) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either party to this Agreement; and

                d) an organization under (a), (b), or (c) above in which the amount of said ownership is less than fifty percent (50%) and that amount is the maximum amount permitted pursuant to the law governing the ownership of said organization.

It is understood and agreed, however, that the term "Affiliate" shall not include Genentech Inc., a company located at 460 Point San Bruno Boulevard, South San Francisco, California, U.S.A. ("Genentech").

          1.2  "Assay" shall mean an in vitro diagnostic procedure utilizing PCR
                                     -- -----
Technology to detect the presence, absence or quantity of a nucleic acid sequence associated with a specific human disease or condition.

          1.3 "Diagnostic Product" shall mean an assemblage of reagents, including but not limited to reagents packaged in the form of a kit, useful in performing an Assay.

          1.4 "Effective Date" shall mean the date on which the last signatory to this Agreement signs the Agreement.

          1.5  "Licensed Field" shall mean the field of human in vitro
                                                              -- -----
diagnostics solely for the detection of genetic diseases, genetic pre-disposition to disease, microorganisms associated with infectious diseases, cancer, or for tissue transplant typing or Parentage.

          1.6 "Licensed Services" shall mean the performance of an Assay by MGI to detect nucleic acid sequences associated with a human disease or condition within the Licensed Field. Licensed Services include but are not limited to, any combination of the steps of collecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material and reporting the results.

          1.7 "Licensed Technology" shall mean the application of PCR Technology, as that term is defined in section 1.10, to perform Licensed Services.

          1.8 "Net Service Revenues" shall mean gross invoice price for the Licensed Services performed by MGI (or the fair market value for any nonmonetary consideration which MGI agrees to receive in exchange for Licensed Services), less the following deductions where they are factually applicable and are not already reflected in the gross invoice price:

                (i) discounts allowed and taken, in amounts customary in the trade (which shall include the difference between the dollar amount charged by MGI for a Licensed Service and the Medicare and/or Medicaid Limits of Allowance and/or reimbursement limitations of a Third Party insurance program); and

                (ii) sales and/or use taxes and/or duties imposed upon and with specific reference to particular sales.

          No allowance or deduction shall be made for commissions or collections, by whatever name known.

          It is hereby understood and agreed that, to the extent feasible, the Licensed Services shall at all times be invoiced, listed and billed by MGI as a separate item in MGI's invoices, bills and reports to customers. However, in the event a Licensed Service is offered in combination with another non-PCR diagnostic assay(s) or together with a non-testing service(s) (e.g., an interpretive or consultive service) as part of a package (e.g., genetic counseling) (this combination of a Licensed Service with a non-testing or interpretive service is hereinafter referred to as a "Combination Service"), then Net Service Revenues for purposes of determining royalties on a Licensed Service which is part of a Combination Service shall be determined by multiplying the gross invoice price, less applicable deductions, for the Combination Service, by the appropriate fraction in Attachment I hereto. The fraction specified in Attachment I for a particular Licensed Service shall be mutually agreed to by The Parties as accurately reflecting the value contributed by the Licensed Service to the overall value of the package of the Combination Service as offered by MGI.

          The Net Service Revenues of the Licensed Services that are performed by MGI for any person, firm or corporation controlling, controlled by, or under common control with MGI, or enjoying a special course of dealing with MGI, shall be determined by reference to the Net Service Revenues which would be applicable under this Section in an arm's length transaction by MGI to a Third Party other than such person, firm or corporation.

          1.9 "Parentage" shall mean analysis of human genetic material to ascertain whether two or more individuals are biologically related, but specifically excludes analysis of forensic evidence for a criminal proceeding.

          1.10 "PCR Technology" shall mean polymerase chain reaction technology covered by United States Patent Nos. B1 4,683,195 and B1 4,683,202 and any reissue or reexamination patents thereof.

          1.11 "Third Party" shall mean a party other than an Affiliate of The Parties to this Agreement.

     2.   Grant
          -----

2.1 Upon the terms and subject to the conditions of this Agreement, Roche hereby grants to MGI, and MGI hereby accepts from Roche, a royalty-bearing, non-exclusive immunity from suit under PCR Technology solely to use Licensed Technology to perform Licensed Services within the United States and its possessions and the Commonwealth of Puerto Rico. The Parties understand and agree that no rights are hereby granted, expressly or by implication, under U.S. Patent No. 4,965,188 (the '188 patent). An immunity from suit under the '188 patent may be obtained by purchase of Roche-manufactured polymerase or by contacting the Director of Licensing, Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, CA 94501 (510/865-5400).

          2.2 The Licensed Technology hereunder may be practiced solely for the performance of Licensed Services and for no other purpose whatsoever, and no other right, immunity or license is granted expressly, impliedly or by estoppel.

          2.3 MGI expressly acknowledges and agrees that the immunity from suit pursuant to this Agreement is personal to MGI alone and MGI shall have no right to sublicense, assign or otherwise transfer or share its rights under the foregoing immunity from suit and further agrees that Licensed Services will be performed, offered, marketed and sold only by MGI and MGI shall not authorize any other party, including Affiliates, to practice the Licensed Technology, nor shall it practice the Licensed Technology in conjunction with any other party.

          2.4 For each Combination Service that MGI offers pursuant to this immunity from suit, MGI agrees that it will notify Roche at least sixty (60) days before it commercializes said Combination Service. The Parties shall then agree on the fraction of the value of Combination Services which is attributable to the Licensed Service component. As to all other Licensed Services offered by MGI which are not part of a Combination Service, MGI agrees to keep Roche informed about the availability from MGI of each such Service within a reasonable time after MGI commences offering the Service.

          2.5 Roche hereby grants to MGI the right and MGI accepts and agrees to credit Roche as the source of PCR Technology rights in MGI's, promotional materials and any other materials intended for distribution to Third Parties as follows:

    "This test is performed pursuant to an agreement with Roche Molecular Systems, Inc."

    3.  Acknowledgement and Agreement on Diagnostic Products
        ----------------------------------------------------

          3.1 MGI acknowledges and agrees that the immunity granted hereunder is for the performance of Licensed Services only and does not include any right to make, have made, offer or sell any products, including devices, PCR reagents, kits or Diagnostic Products. MGI further acknowledges and agrees that Roche Affiliates are in the business of providing clinical laboratory testing services and the commercial sale of diagnostic testing systems and therefore may compete directly with MGI's business.

    4.  Royalties, Records and Reports
        ------------------------------

          4.1  Royalties. For the rights and privileges granted under this
               ----------
Agreement, MGI shall pay to Roche earned royalties equal to fifteen percent (15%) of MGI's Net Service Revenues for each Assay performed.

          4.2 MGI shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to Roche by way of royalty or by way of any other provision under this Agreement. Such books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of Roche or an independent certified public accountant retained by Roche for the purpose of verifying MGI's royalty statements or MGI's compliance in other respects with this Agreement. If in dispute, such records shall be kept until the dispute is settled. The inspection of records shall be at Roche's sole cost and expense, unless the inspector concludes that royalties reported by MGI for the period being audited are understated by five percent (5%) or more from actual royalties, in which case the costs and expenses of such inspection shall be paid by MGI.

          4.3 MGI shall within thirty (30) days after the first day of January, April, July and October of each year deliver to Roche a true and accurate royalty report. This report shall give such particulars of the business conducted by MGI during the preceding three (3) calendar months as are pertinent to an accounting for royalty under this Agreement and shall include at least the following:

                (i) the number of tests performed in connection with performance of the Licensed Services and Combination Services during those three (3) months;

                (ii) compilation of billings thereon and the allowable deductions therefrom;

                (iii) Net Service Revenues and the calculation of total royalties thereon; and

                (iv) the calculation of the net royalty payable to Roche. If no royalties are due, it shall be so reported.

          The correctness and completeness of each such report shall be attested to in writing by the responsible financial officer of MGI's organization or by MGI's external auditor or by the chairman or other head of MGI's internal audit committee.

          Simultaneously with the delivery of each such report, MGI shall pay to Roche the royalty and any other payments due under this Agreement for the period covered by such report. All payments due Roche hereunder shall be sent together with the royalty report by the due date to the following address:

                     Roche Molecular Systems, Inc.
                     P.O. Box 18139
                     Newark, NJ. 07191

or to any address that Roche may advise in writing.

          4.4 All amounts payable hereunder by MGI to Roche shall be payable in United States currency.

          4.5 MGI's obligation to pay royalties pursuant to this Agreement shall terminate upon a final holding of invalidity or unenforceability of all of the patents identified in Section 1.10, supra, by a court of appellate
                                        -----
jurisdiction or by a trial court from which no appeal is or can be taken.

          4.6 If MGI shall fail to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear interest at the Citibank NA base lending rate ("prime rate") plus 2% from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is due.

     5.   Performance of Licensed Services
          --------------------------------

          5.1 The Parties agree that quality assurance is of utmost importance in the performance of Licensed Services. To that end, MGI agrees that it will:

                (a) participate in at least one independent proficiency testing program for each Licensed Service when such program(s) becomes available; and

                (b) comply with all Medicare, Medicaid and/or CLIA standards for diagnostic testing as well as all other applicable federal, state and local regulations applicable to human diagnostic testing.

    6.  Technology Notification
        -----------------------

          6.1 With respect to any invention, improvement or discovery (hereinafter referred to as "Discoveries" in this Article) of MGI made after entering into this Agreement, resulting from work conducted under this Agreement and being applicable to PCR, if MGI decides to license that Discovery to Third Parties, then MGI agrees to provide to Roche, unless not possible due to MGI's previous commitments to Third Parties relating to said Discoveries, a reasonable opportunity to negotiate a license to use said Discoveries in PCR-based diagnostic products and services. Such Discoveries include, but are not limited to, improvements of the PCR process or in the performance of Assays, modifications to or new methods of performing the Assays, including the automation of the PCR process or of the Assays.

          6.2 Any agreement reached between The Parties as a result of MGI's notification to Roche of a Discovery pursuant to Section 6.1 hereto shall be upon terms and conditions negotiated in good faith by The Parties.

    7.    Diligence
          ---------

          MGI shall exercise reasonable diligence in developing, testing, validating, documenting, promoting and selling the Licensed Services. In the course of such diligence, MGI shall take appropriate steps including, upon reasonable written request of Roche, furnishing Roche with representative copies of all promotional material relating to the Licensed Services.

    8.  Term and Termination
        --------------------

          8.1 The immunity granted to MGI herein shall commence on the Effective Date and terminate the earliest of (a) five (5) years from said Effective Date or (b) the date of expiration of the last to expire of the patents included within the PCR Technology, which patent contains at least one claim covering the performance of Licensed Services. At the end of the five year term, this Agreement is renewable upon the same terms and conditions, for successive one (1) year periods unless either party notifies the other in writing within one hundred and twenty (120) days of the end of each one year period of its intent to terminate the Agreement. Termination pursuant to such notice shall be effective at the end of said one hundred and twenty (120) day notice period.

          8.2 If in the course of performing and offering Licensed Services, MGI fails to comply with the quality assurance provisions of Article 5, MGI shall so notify Roche and Roche shall notify MGI to correct the defects. MGI shall have thirty (30) days from receipt of such notice to cure all defects of which it is notified. If MGI does not cure all such defects within the designated thirty (30) days, Roche may then in its sole discretion terminate this Agreement in its entirety, or any portion thereof immediately. For the purposes of this Section and this Agreement, MGI's failure to provide an accurate and correct test result when participating in an independent proficiency testing program pursuant to Section 5.1 (a), on two consecutive evaluations, shall automatically be deemed a failure to comply with Article 5 and shall be a material breach of this Agreement.

          8.3 Notwithstanding any other Section of this Agreement, MGI may terminate this Agreement for any reason on thirty (30) days' written notice to Roche.

          8.4 The decision of a Court or Administrative body finding Roche liable or culpable due to MGI's performance of Licensed Services shall give Roche the right to terminate this Agreement immediately upon notification to Roche of said decision.

          8.5 The immunity granted hereunder to MGI shall automatically terminate upon (i) an adjudication of MGI as bankrupt or insolvent, or MGI's admission in writing of its inability to pay its obligations as they mature;
(ii) or an assignment by MGI for the benefit of creditors; (iii) or MGI's applying for or consenting to the appointment of a receiver, trustee or similar officer for any substantial part of its property; (iv) such receiver, trustee or similar officers appointment without the application or consent of MGI, if such appointment shall continue undischarged for a period of ninety (90) days; or MGI's instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement, or similar proceeding relating to MGI under the laws of any jurisdiction; (v) or the institution of any such proceeding (by petition, application or otherwise) against MGI, if such proceeding shall remain undismissed for a period of ninety (90) days or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of MGI, if such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; (vi) loss of MGI's federal or state licenses permits or accreditation necessary for operation of MGI as a healthcare institution.

          8.6 Roche shall have the right to terminate this Agreement by written notice to MGI upon any change in the ownership or control of MGI or of its assets. Termination under this Section shall be effective immediately upon receipt by MGI of Roche's notice of termination. For such purposes, a "change in ownership or control" shall mean that 30% or more of the voting stock of MGI become subject to the control of a person or entity, or any related group of persons or entities acting in concert, which person(s) or entity(ies) did not control such proportion of voting stock as of the effective date of the Agreement. Analogously, Roche shall have the right to terminate this Agreement upon any transfer or sale of 30% or more of the assets of MGI to another party.

          8.7  Breach. Upon any breach of or default of a material term under
               -------
this Agreement by MGI, Roche may terminate this Agreement upon thirty (30) days' written notice to MGI. Said notice shall become effective at the end of the thirty-day (30) period, unless during said period MGI fully cures such breach or default to Roche's reasonable satisfaction and notifies Roche of such a cure.

          8.8 Upon termination of this Agreement as provided herein, all immunities and rights granted to MGI hereunder shall revert to or be retained by Roche. To the extent Roche has licensed technology or know-how of MGI pursuant to Article 6 hereto, those licenses shall remain in force according to their terms.

          8.9 MGI's obligations to report to Roche and to pay royalties to Roche as to the Licensed Services performed under the Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration.

    9.  Confidentiality - Publicity
        ---------------------------

          9.1 Except as otherwise specifically provided in Section 2.5, MGI agrees to obtain Roche's approval before distributing any written information, including but not limited to promotional and sales materials, to Third Parties which contains references to Roche or this Agreement. Roche's approval shall not be unreasonably withheld or delayed and, in any event, Roche's decision shall be rendered within three (3) weeks of receipt of the written information. Once approved, such materials, or abstracts of such materials, which do not materially alter the context of the material originally approved may be reprinted during the term of the Agreement without further approval by Roche unless Roche has notified MGI in writing of its decision to withdraw permission for such use.

          9.2 Each Party agrees that any financial, legal or business information or any technical information disclosed to it (the "Receiving Party") by the other (the "Disclosing Party") in connection with this Agreement shall be considered confidential and proprietary and the Receiving Party shall not disclose same to any Third Party and shall hold it in confidence for a period of five (5) years and will not use it other than as permitted under this Agreement provided, however, that any information, know-how or data which is orally disclosed to the Receiving Party shall not be considered confidential and proprietary unless such oral disclosure is reduced to writing and given to the Receiving Party in written form within thirty (30) days after oral disclosure thereof. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and strategies, research and development work plans, and technical information such as patent applications, inventions, trade secrets, systems, methods, apparatus, designs, tangible material, organisms and products and derivatives thereof.

          9.3 The above obligations of confidentiality shall not be applicable to the extent:

                a) such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of the Receiving Party; or

                b) such information can be shown by the Receiving Party by its written records to have been in its possession prior to receipt thereof hereunder; or

                c) such information is received by the Receiving Party from any Third Party for use or disclosure by the Receiving Party without any obligation to the Disclosing Party provided, however, that information received by the Receiving Party from any Third Party funded by the Disclosing Party (e.g. consultants, subcontractors, etc.) shall not be released from confidentiality under this exception; or

                d) the disclosure of such information is reasonably needed for use in connection with performing, offering and selling Licensed Services; or

                e) the disclosure of such information is required or desirable to comply with or fulfill governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals.

          9.4 With the exception of Section 2.5, each party shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from making any public announcement or disclosure of the terms of this Agreement without the prior consent of the other party, except to the extent a party concludes in good faith that such disclosure is required under applicable law or regulations, in which case the other party shall be notified in advance.

     10.  Compliance
          ----------

          In exercising any and all rights and in performing its obligations hereunder, MGI shall comply fully with any and all applicable laws, regulations and ordinances and shall obtain and keep in effect licenses, permits and other governmental approvals, whether at the federal, state or local levels, necessary or appropriate to carry on its activities hereunder. MGI further agrees to refrain from any activities that would have an adverse effect on the business reputation of Roche. Roche will advise MGI of any such activities and MGI will have thirty (30) days to correct such activity.

     11.  Assignment
          ----------

          This Agreement shall not be assigned by MGI (including without limitation any purported assignment or transfer that would arise from a sale or transfer of MGI's business). Roche may assign all or any part of its rights and obligations under this Agreement at any time without the consent of MGI. MGI agrees to execute such further acknowledgments or other instruments as Roche may reasonably request in connection with such assignment.

     12.  Negation of Warranties and Indemnity
          ------------------------------------

     12.1  Nothing in this Agreement shall be construed as:

          (a) a warranty or representation by Roche as to the validity or scope of any Licensed Technology;

          (b) a warranty or representation that the practice of the Licensed Technology is or will be free from infringement of patents of Third Parties (however, Roche is not aware of any such infringement and no such claim has been made);

          (c) an obligation to bring or prosecute actions or suits against Third Parties for infringement;

          (d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of Roche;

          (e) conferring by implication, estoppel or otherwise any license, right or immunity under any patents or patent applications of Roche other than those specified in PCR Technology, regardless of whether such patents and patent applications are dominant or subordinate to those in PCR Technology;

          (f) an obligation to furnish any know-how not provided in PCR Technology; or

                (g) creating any agency, partnership, joint venture or similar relationship between Roche and MGI.

          12.2 ROCHE MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          12.3 MGI acknowledges that the technology licensed hereby is newly developed, and agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of such technology. MGI shall assume full responsibility for its use of the Licensed Technology and shall defend, indemnify and hold Roche harmless from and against all liability, demands, damages, expenses (including attorneys' fees) and losses for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action, in view of the use by MGI, including its officers, directors, agents and employees, of the Licensed Technology, except that MGI shall not be liable to Roche for injury or damage arising solely because of Roche's negligence.

          12.4 Roche warrants and represents that is has the right and power to grant this immunity from suit to MGI and that the granting of such immunity does not require the consent or approval of a Third Party. Roche does hereby place MGI on notice, however, that the Eastman Kodak Company ("Kodak") has asserted certain interests in PCR Technology, which assertions are the subject of an arbitration proceeding between Kodak, Roche and the Cetus Corporation (now part of Chiron). Roche believes that any claims Kodak has asserted or may assert, as would impact this Agreement, are without merit. However, The Parties expressly agree that Roche will not be held responsible or liable in any way to MGI in the event that Kodak is found to have certain rights in PCR Technology that may impact this Agreement or the rights granted hereunder, except that Roche agrees to refund to MGI that portion of the royalties actually paid to Roche by MGI under this Agreement which portion of the royalties is held by a final decree in the above-mentioned arbitration to belong to Kodak. In no event shall Roche's refund to MGI exceed the total royalties MGI already paid to Roche.

     13.  General
          -------

          13.1 This Agreement constitutes the entire agreement between The Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.

          13.2 Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other party at the respective address as shown below:

If to Roche for legal notice:

                     Roche Molecular Systems, Inc.
                     340 Kingsland Street
                     Nutley, New Jersey 07110
                     Attn:  Corporate Secretary

If to Roche for any other reason:

                     Roche Molecular Systems, Inc.
                     1145 Atlantic Avenue, Suite 100
                     Alameda, California 94501
                     Attn:  Licensing Manager

If to MGI:

                     Myriad Genetics, Inc.
                     417 Wakara Way
                     Salt Lake City, Utah 84108
                     Attn: President

Either party may change its address by providing notice to the other party. Unless otherwise specified herein, any notice given in accordance with the foregoing shall be deemed given within four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, or the date of facsimile transmission, as the case will be.

          13.3  Governing Law and Venue. This Agreement and its effect are
                ------------------------
subject to and shall be construed and enforced in accordance with the law of the State of New Jersey, U.S.A., except as to any issue which by the law of New Jersey depends upon the validity, scope or enforceability of any patent within the Licensed Technology, which issue shall be determined in accordance with the applicable patent laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from this Agreement shall be in the United States District Court for the District of New Jersey if federal jurisdiction exists, and if no federal jurisdiction exists, then in the Superior Court of New Jersey.

          13.4   Arbitration. Notwithstanding the provisions of Section 13.3
                 -----------
above, any dispute concerning solely the determination of facts such as, but not limited to, (i) the value of a Combination Service and a Licensed Service pursuant to Section 1.8; (ii) a determination of royalty rate payments owed pursuant to Section 4.1; (iii) compliance with quality assurance pursuant to
Article 5; (iv) good faith compliance with Article 6; and which dispute does not involve a question of law, shall be settled by final and binding arbitration at a mutually convenient location in the State of New Jersey pursuant to the commercial arbitration rules of the American Arbitration Association, in accordance with the following procedural process:

                (a) The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal.

                (b) The decision of the arbitration tribunal shall be final and judgment upon such decision may be entered in any competent court for juridical acceptance of such an award and order of enforcement. Each party hereby submits itself to the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

          Each party hereby submits itself to the jurisdiction of the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

          13.5 Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of The Parties to enter into this contract and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

          13.6 If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

     IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Agreement on the date(s) indicated below, to be effective on Effective Date as defined herein.

ROCHE MOLECULAR SYSTEMS, INC.          MYRIAD GENETICS, INC.

By: /s/ Kathy Ordonez                  By: /s/ Peter D. Meldrum
    -------------------------              --------------------------

Typed Name: Kathy Ordonez              Typed Name: Peter D. Meldrum

Title: President                       Title: President

Date:     2/7/93                       Date:   4/23/93
      -----------------------               -------------------------

                                  ATTACHMENT I


                                    Percentage of Net Service
                                    Revenues for Combination
                                    Services which is
                                    Attributable to Licensed
     Licensed Services              Services
     -----------------              -------------------------





                        [TO BE DETERMINED]

                 RIDER CONCERNING SUPPLEMENTAL PATENT RIGHTS TO
                         DIAGNOSTIC SERVICES AGREEMENT

The purpose of this rider is to set forth the agreement of Myriad Genetics, Inc. ("MGI") and Roche Molecular Systems, Inc. ("RMS") concerning the supplemental rights to additional patents relating to PCR technology which RMS offers and the parties agree to add to the rights granted to MGI by the Agreement between the parties, dated April 23, 1993 (the "Diagnostic Services Agreement").

1. It is understood by the parties that RMS may, from time to time, come into possession or control of additional patents or claims of patents relating to PCR technology rights to which RMS may decide to offer to add to the Diagnostic Services Agreement and which MGI may desire to accept. Accordingly, appended hereto as APPENDIX A is a list of such additional patents or claims of patents as RMS is currently offering to which MGI, by its authorized representative, has indicated its acceptance thereof in accordance with the rights of use and all other pertinent obligations, restrictions and limitations as set forth in the Diagnostic Services Agreement.

2. APPENDIX A may be amended by mutual agreement of the parties in writing so as to add additional patent rights being offered by RMS. Accordingly, a new APPENDIX A signed and dated by both parties shall supersede any prior APPENDIX A and shall become a part of this rider.

3. It is expressly understood and agreed by the parties that the grant of additional patent rights herein does not in any way otherwise modify the Diagnostic Services Agreement and that all provisions of that Agreement shall remain in full

RIDER CONCERNING SUPPLEMENTAL PATENT RIGHTS TO
DIAGNOSTIC SERVICES AGREEMENT (Cont'd.)


     force and effect as originally set forth therein. The term of the Diagnostic Services Agreement shall control the enjoyment of rights hereunder and is not extended by the rights granted hereby nor shall there be any additional royalty obligation to RMS beyond that set forth in said Agreement.

4. In consideration of the further rights being granted it hereunder, MGI agrees to remain in good faith compliance with the applicable terms of the Diagnostic Services Agreement, including reporting and payment of royalties and the limitation on use of PCR technology strictly for the performance of licensed services and not to make products.

5. In the event that MGI's obligation to pay royalties under the Diagnostic Services Agreement for its rights to use the PCR technology shall cease for any reason, whether by termination, expiry, invalidation or otherwise, then the parties agree that this rider shall become null and void and the rights granted hereunder terminated without notice and the parties shall be free to negotiate a new agreement with respect to the patent rights listed on APPENDIX A.

ROCHE MOLECULAR SYSTEMS, INC.          Accepted and Agreed,

                                       MYRIAD GENETICS, INC.

By:  /s/ Kathy Ordonez                 By:  /s/ Peter D. Meldrum
   ---------------------------            --------------------------
Title: President                       Title:  President

Date:     July 30, 1993                Date:     9/3/93
     -------------------------              ------------------------

                              APPENDIX A TO RIDER


Additional Patents
------------------

U.S. Patent Number 5,008,182
U.S. Patent Number 5,176,995
U.S. Patent Number 5,219,727






ROCHE MOLECULAR SYSTEMS, INC.          MYRIAD GENETICS, Inc.

By: /s/ Ellen Daniell, Ph.D.           By: /s/ Peter D. Meldrum
   ----------------------------           --------------------------
        Ellen Daniell

Title: Director of Licensing           Title:  President

Date:    7/19/93                       Date:   9/3/93
     --------------------------             ------------------------

                                  AMENDMENT TO
                        PCR DIAGNOSTIC SERVICE AGREEMENT

     This is an amendment (hereinafter "Amendment") to the Agreement dated April 23, 1993 ("Agreement"), by and between Roche Molecular Systems, Inc. ("RMS"), having an office at 1080 U.S. Highway 202, Branchburg, New Jersey 08876-1760, and Myriad Genetics, Inc. ("MGI"), Salt Lake City, Utah, hereafter collectively referred to as "The Parties".

                                   BACKGROUND
                                   ----------

     On April 23, 1993, The Parties hereto entered into an Agreement whereby RMS granted MGI an immunity from suit under certain of RMS's patents describing and claiming polymerase chain reaction ("PCR") to perform human in vitro clinical
                                                            -- -----
laboratory services.

     The Parties to the above-referenced Agreement desire to amend and supplement certain terms of the Agreement upon the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements contained herein, RMS and MGI agree as follows:

     1.   Definitions
          -----------

          All capitalized and highlighted terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Agreement dated April 23, 1993 between The Parties. To the extent a term is defined herein and also appears in the Agreement, the definition provided herein shall supersede that provided in the Agreement.

     2.   Amendments to the Agreement
          ---------------------------

          The Agreement is, effective as of the date of the last signature hereto, hereby amended as follows:

          A.  Article 1 of the Agreement is amended as follows:

          1.8 "Net Service Revenues" shall mean gross invoice price for the Licensed Services performed by MGI (or the fair market value for any nonmonetary consideration which MGI agrees to receive in exchange for Licenses Services), less the following deductions where they are factually applicable and are not already reflected in the gross invoice price:

                (i) discounts allowed and taken, in amount customary in the trade (which shall include the difference between the dollar amount charged by MGI for a Licensed Service and the Medicare and/or Medicaid Limits of Allowance and/or reimbursement limitation of a Third Party insurance program);

               (ii) sales and/or use taxes and/or duties imposed upon and with specific reference to particular sales; and

               (iii) actual bad debt, up to 2% of gross invoice price for
                     Licensed Services, which bad debt MGI can prove and document that it was reasonable and diligent in its efforts to collect payment.

          B.  Article 8 is amended as follows:

          8.1 The immunity from suit granted to MGI herein shall commence on the Effective Date and terminate on the date of expiration of the last to expire of the patents included within the PCR Technology, which patent contains at least one claim covering the performance of Licensed Services.

          C.  Article 12 is amended as follows:

          Section 12.4, the "Kodak" clause, is deleted in its entirety.

          D.  General Provisions
              ------------------

          1.  Effect of Amendments. On and after the date hereof, the Agreement
              ---------------------
shall be deemed to be amended and supplemented as hereinabove set forth, as fully and with the same force and effect as if the amendments set forth herein had originally been set forth in the Agreement.

          2.  Limitations. Except as amended and supplemented hereby, all the
              ------------
terms and provisions of the Agreement shall remain unchanged and in full force and effect. No alteration or amendment to this Amendment shall be binding on any party hereto unless reduced to writing signed by both parties.

     IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Amendment on the date(s) indicated below, to be effective on the date on which the last party to execute the Amendment signs below.

ROCHE MOLECULAR SYSTEMS, INC.          MYRIAD GENETICS, INC.

By: /s/ Kathy Ordonez                  By: /s/ Peter D. Meldrum
   --------------------------             --------------------------
Typed Name: Kathy Ordonez              Typed Name: Peter D. Meldrum

Title: President                       Title: PRESIDENT

Date:  July 30, 1993                   Date: 9/3/93
     ------------------------               ------------------------

[logo] Roche Molecular Systems

                                           Roche Molecular Systems. Inc.
                                           1145 Atlantic Avenue
                                           Alameda. California 94501

                                           Date: July 14, 1995

 To: Peter D. Meldrum, President
     Myriad Genetics, Inc.

 copy: Jim Evans, Controller

 Re: Proposed Change in Royalty Reporting for License Agreement dated April 23, 1993, between Roche Molecular Systems, Inc. ("RMS"), Licensor, and Myriad Genetics, Inc. (MGI"), Licensee

 RMS is pleased to offer Myriad Genetics, Inc. an opportunity to simplify the royalty reporting requirements of the above-referenced Agreement between RMS and MGI (the "Agreement"). Under the Agreement, MGI must submit quarterly royalty reports. This letter is to offer MGI the option of converting to a biannual schedule of royalty reporting. If you accept this option, instead of having to provide detailed reports every three months, within 30 days, you will report only once every six months, within 60 days. Royalty payments due will be submitted, as usual, along with the royalty report. We believe that initiating this new reporting schedule will alleviate our licensees' administrative burdens.

 If you choose to have this change apply to the Agreement, the terms of Article 4, Section 4.3 will be amended as follows:

    MGI shall within sixty (60) days after the first day of January and July of each year deliver to RMS a true and accurate royalty report. Such report shall cover the preceding six (6) calendar months; and shall be submitted either i) on the "Summary Royalty Report", a copy of which is attached hereto as Attachment II, or ii) on a form generated by MGI which duplicates the format of the Summary Royalty Report; and shall include at least the following:

 To indicate MGI's acceptance of this amendment to the Agreement, please have an authorized representative of MGI sign both duplicate originals of this letter. You should retain one fully executed original and return the other, within forty-five (45) days to: Kathe Kiehn, Licensing Manager, at the address shown above. This will effectively amend the Agreement as of the date of your signature. If we have not received the executed letter within 45 days of the date written above, this offer shall be deemed withdrawn, and MGI shall continue to report on a quarterly basis, within 30 days.

 If you have any questions, you may telephone Ms. Kiehn at (510) 814-2970 or Beverly Dynes, Licensing Coordinator, at (510) 814-2976.

 Sincerely,
 ROCHE MOLECULAR SYSTEMS, INC.       MYRIAD GENETICS, INC.

 By: /s/ Ellen Daniell               By:    /s/ Peter D. Meldrum
    ----------------------------        ------------------------------
 Ellen Daniell, Ph.D.                Name: Peter D. Meldrum
 Director of Licensing
                                     Title:   President & CEO

                                     Date:    7/28/95

[logo] Roche Molecular Systems
       A Member of the Roche Group
                                           Roche Molecular Systems, Inc.
                                           1145 Atlantic Avenue
November 13, 1996                          Alameda, California 94501
                                           Direct Dial: (510) 814-2970
                                           Facsimile:   (510) 814-2977

Jay Moyse                                  By Facsimile c/o: 617-345-4330
Vice President of Finance
MYRIAD GENETICS, INC.
390 Wakara Way
Sal Lake City, UT 84108

Re: Agreement effective April 23, 1993 between Roche Molecular Systems, Inc. and Myriad Genetics, Inc. covering PCR-based human diagnostic services

Dear Mr. Moyse:

This is in response to your inquiry about alternative royalty options to those presently contained in Myriad's Agreement.

The percent royalty owed on net sales revenues under the above-referenced Agreement may be lowered by the up-front payment of annual minimum royalties, which are fully creditable against royalties earned in the ensuing twelve-month period. An annual minimum payment is due within thirty (30) days of January 1st for each calendar year in which Myriad wishes to participate in this program.

The following schedule details the amounts of such annual minimum up-front payments and the resulting royalty rates.

            PERCENT ROYALTY RATE AS A FUNCTION OF UP-FRONT PAYMENT
            ------------------------------------------------------

                 Annual Minimum
                Up-Front Payment               Royalty Rate
                ----------------               ------------
                      0                            15%
                   $ 50,000                        13%
                   $150,000                        11%
                   $250,000                         9%

Please call me with any questions you may have about the implementation of this program.

Sincerely,
ROCHE MOLECULAR SYSTEMS, INC.

/s/ Kathe Kiehn

Kathe Kiehn
Licensing Manager